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Exhibit 99.2

Security Networks, LLC and Subsidiaries

Consolidated Financial Statements
and Independent Auditor's Report

December 31, 2012

Security Networks, LLC and Subsidiaries

Independent Auditor's Report

To the Member
Security Networks, LLC

        We have audited the accompanying consolidated financial statements of Security Networks, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, member's equity and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Networks, LLC and Subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

                      /s/ CohnReznick LLP

Atlanta, Georgia
June 27, 2013

Security Networks, LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2012

Current Assets
Cash	$880,955
Accounts receivable, net of allowance of $346,497	1,594,772
Accounts receivable other, net of allowance of $—	165,044
Parts inventory	440,741
Deposits	95,717
Prepaid expenses	359,942

Total current assets	3,537,171

Fixed Assets
Furniture and fixtures	325,716
Computer software and equipment	3,458,799
Vehicles	160,620
Leasehold improvements	205,783

Total fixed assets	4,150,918
Accumulated depreciation	(2,254,594)

Total fixed assets, net	1,896,324

Other Assets
Acquired/originated contracts, net of accumulated amortization of $41,731,377	205,587,788
Deferred financing costs, net of accumulated amortization of $2,771,290	5,707,489
Trademarks	3,600,000
Goodwill	54,628,747

Total other assets	269,524,024

$274,957,519

Liabilities and Member's Equity
Current Liabilities
Accounts payable	$1,506,410
Accrued expenses	729,682
Accrued interest	1,038,857
Deferred revenues	3,156,067
Due on acquired contracts—short term	2,704,176
Current portion of capital lease obligations	2,553

Total current liabilities	9,137,745

Long-Term Liabilities
Notes payable	208,136,654
Due on acquired contracts—long term	5,798,795

Total long-term liabilities	213,935,449

Commitments and Contingencies	—
Total member's equity	51,884,325

$274,957,519

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Operations

Year ended December 31, 2012

Revenues
Monitoring revenue, retail	$75,930,689
Monitoring revenue, wholesale	1,296,848
Service and other	1,250,519

Total revenues	78,478,056

Operating expenses
Monitoring	5,908,842
Service and other	6,353,273
Selling, general and administrative	20,134,312
Amortization of customer accounts	24,469,772
Depreciation	1,138,287
Contingent consideration expense	981,631

Total operating expenses	58,986,117

Operating income	19,491,939

Other expense
Interest expense (including amortization of deferred financing fees of $1,431,974)	15,815,945
Other expense	100,310

Total other expense	15,916,255

Net income	$3,575,684

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Member's Equity

Year ended December 31, 2012

	Contributed Capital	Distributions	Retained Earnings (Accumulated Deficit)	Total
Member's equity December 31, 2011	$55,786,867	$—	$(8,527,420)	$47,259,447
Cash contributions	660,832	—	—	660,832
Adjustment for stock-based compensation	388,362	—	—	388,362
Net income	—	—	3,575,684	3,575,684

Member's equity December 31, 2012	$56,836,061	$—	$(4,951,736)	$51,884,325

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31, 2012

Cash flows from operating activities:
Net income	$3,575,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,138,287
Amortization	25,901,746
Provision for uncollectible accounts receivable	1,930,096
Reversal of contingent legal liability	(836,694)
Change in fair value of contingent consideration	981,631
Stock-based compensation expense	388,362
(Increases) decreases in assets:
Accounts receivable	(2,242,980)
Accounts receivable—other	26,548
Prepaid expenses	(53,063)
Deposits	14,989
Increases (decreases) in liabilities:
Accounts payable and accrued expenses	451,120
Accrued legal obligations	(63,306)
Deferred revenue	1,074,674
Accrued interest	121,502

Net cash provided by operating activities	32,408,596

Cash flows from investing activities:
Purchase of property and equipment	(1,176,529)
Purchase of inventory	(16,503)
Origination of customer contracts	(88,409,646)
Deferred holdbacks paid	(1,066,595)

Net cash used in investing activities	(90,669,273)

Cash flows from financing activities:
Payments on capital leases	(37,442)
Borrowings under senior lending facilities	70,512,628
Payment of deferred financing fees	(2,592,989)
Capital contributions	660,832
Payment for contingent liability earn out	(10,000,000)

Net cash provided by financing activities	58,543,029

Net increase in cash	282,352
Cash, beginning of year	598,603

Cash, end of year	$880,955

Cash paid during the year for interest	$14,262,469

Supplemental disclosure of noncash—investing and financing activities:
Acquired/Originated contracts	$(2,792,821)
Due on originated contracts	2,792,821

$—

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies

        Security Networks, LLC and Subsidiaries (the Company) is a Florida limited liability company in West Palm Beach, Florida founded in April 2000. The Company is a full service life safety solutions company, specializing in maintenance and monitoring of commercial and residential burglar alarms and fire alarms throughout the United States. Security Networks Acceptance, LLC (SNA) is a wholly-owned subsidiary where a portion of the Company's security alarm contracts are held. The Company has two other wholly-owned subsidiaries, SNMCM, LP and SNCA, LLC, which have no operations and were created to facilitate licensing in certain states. The Company has one other wholly-owned subsidiary, SN Puerto Rico, Inc., which is part of the consolidation and their activity is included in the accompanying financial statements.

        On November 5, 2010, the Company was acquired under a recapitalization transaction whereby its former member's ownership interests were redeemed by the sole new member, OHCP Security Networks Holdings, LLC. The financial statements of the Company reflect the allocation of the purchase price of the new owner.

        The sole member of the Company is OHCP Security Networks Holdings, LLC (OHCP) with 100% ownership. The sole member of OHCP is OHCP Ultimate Security Holdings, LLC with 100% ownership.

        A summary of significant accounting policies follows:

Basis of Accounting

        The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable and Bad Debt Expense

        Accounts receivable are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that management's estimate of the allowance will change. Bad debt expense was $1,930,096 during the year ended December 31, 2012. The allowance for bad debt was $346,497 as of December 31, 2012.

Revenue Recognition

        Revenue is recognized as it is earned. Customers are ordinarily billed in advance for monitoring and maintenance services; however, these revenues are not recognized until the period in which the monitoring and maintenance services are rendered. Revenues that are billed and paid for in advance of the period in which the monitoring and maintenance services are rendered are deferred.

Fixed Assets

        Fixed assets are carried at cost. Improvements are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided for in amounts sufficient to

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes as follows:

Furniture and fixtures	5
Computer software and equipment	3
Vehicles	5
Leasehold improvements	3

Acquired/Originated Contracts

        The Company has recorded specific intangibles related to customer contracts acquired/originated from others. The cost of these intangibles is being amortized over the estimated customer relationship period of ten years, using the 135% declining balance method of amortization, which approximates the rate of decline of associated revenues due to customer attrition. Amortization expense was $24,469,772 in 2012.

        Estimated amortization expense for these contracts for each of the five ensuing years and thereafter is as follows.

2013	$18,745,438
2014	16,214,803
2015	14,025,805
2016	12,132,321
2017	10,494,458
Thereafter	133,974,963

$205,587,788

Deferred Financing Costs

        The deferred financing costs in connection with the loans are being amortized over the term of the loan (five to seven years) using the straight-line method. Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the loans are non-amortizing and therefore the straight-line method is utilized. Amortization expense was $1,431,974 in 2012. Estimated amortization expense for each of the ensuing years through December 31, 2017 is estimated to be $1,645,566.

Income Taxes

        The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its members on their respective income tax returns. The Company's federal tax status as a pass-through entity is based on its legal status as a limited liability corporation. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

provision for income taxes and the Company has no other tax positions which must be considered for disclosure. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. The income tax return for 2011 is currently being examined by the Internal Revenue Service. Subsequently filed income tax returns also remain open and subject to examination by the Internal Revenue Service.

Goodwill and Other Intangible Assets

        The Company follows the provisions of the Financial Accounting Standard Board's (the FASB) Accounting Standards Update (ASU) 805, "Business Combinations," which requires that all business combinations be accounted for under the acquisition method of accounting. Under ASU 805, all assets and liabilities acquired in a business combination, including goodwill, indefinite-lived intangibles and other intangibles, are recorded at fair value. The initial recording of goodwill and other intangibles requires subjective judgments concerning estimates of the fair value of the acquired assets and liabilities. Goodwill consists primarily of the excess of cost of the fair value of net assets acquired in the Company's business combination from November 5, 2010, $54,628,747 at acquisition date, and is not amortized. Other intangible assets include identifiable intangible assets with indefinite lives of approximately $3,600,000 and identifiable intangible assets with finite lives of approximately $83,500,000, at acquisition date.

        Intangible assets with indefinite lives are not amortized and intangible assets with finite lives (contracts acquired) are amortized over 10 years using the 135% declining method.

        For each amortizable intangible asset, a method of amortization is used that reflects the pattern in which the economic benefits of the intangible asset are consumed.

        The Company follows the provisions of ASC 350, "Goodwill and Other Intangible Assets," which requires an annual impairment test of goodwill and indefinite lived intangible assets. The Company performs an annual impairment assessment in the fourth quarter of each year, unless circumstances dictate assessments that are more frequent. The Company's annual assessment concluded that there was no impairment of goodwill or indefinite lived intangible assets as of December 31, 2012.

Contingent Liability—Earn Out

        In 2010, the Company was purchased and pursuant to the terms of the purchase and sale agreement, the seller of the Company may be entitled to additional consideration from the buyer, up to $10,000,000. The contingent purchase consideration is based on the Earn-Out Multiple, as defined, multiplied by the positive amount, if any by which the Business Affiliate Program RMR, as defined, exceeds the Base Business Affiliate Program RMR, as defined, as of September 30, 2012. The earn-out shall in no event exceed $10,000,000. The contingent purchase consideration was paid as of September 30, 2012. Accounting guidance requires a re-measurement of the fair value of the contingent liability each reporting period until the contingency has been satisfied. As of the date of the purchase the contingent consideration was fair valued to be $737,083, and included in goodwill on the accompanying balance sheet. As of September 30, 2012, the contingent consideration earn out was calculated at the maximum $10,000,000 and paid in full on October 30, 2012, of which $8,281,286 was

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

recognized as contingent consideration expense in 2011 and the remaining $981,631 was recognized in 2012.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

        In September 2011, the FASB issued ASU 2011-08, "Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment." ASU 2011-08 allows, but does not require, entities to first assess qualitatively whether it is necessary to perform the two-step goodwill impairment test. If an entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step impairment test is required; otherwise, no further testing is required. The Company adopted the standards update as of January 1, 2012 and the adoption did not have an impact on the Company's financial position, results of operations or cash flows.

Parts Inventory

        Parts inventory is stated at the lower of cost or market and is comprised of small parts used in maintenance and service of security monitoring systems. Cost is determined using the first-in, first-out method.

Due on Originated Contracts

        The Company has entered into long term agreements with unrelated companies who originate customer contracts on behalf of the Company (the Affiliates). For the majority of these Affiliates, the Company withholds a portion of the origination price until such time as an acceptable reserve of funds has been set aside, which for active Affiliates is always for a period that is greater than one year from the contract origination. These amounts withheld are therefore classified as long term liabilities. This reserve is maintained until such time as the relationship between the Company and the Affiliate is severed, at which time these reserves are converted to short term liabilities. Upon expiration of the one year guaranty period, the inactive Affiliate's reserve is reconciled, and used to adjust the purchase price for any contracts that are determined to fall outside the parameters specified in the Affiliate agreement. In addition, the Company has one large affiliate, where the reserve is reconciled one year from each account origination date, and the reserve is specifically classified as a short term liability as it is withheld. The total amount due on originated contracts—short term at December 31, 2012 is $2,704,176. The total amount due on originated contracts—long term at December 31, 2012 is $5,798,795.

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

Leases

        Expenses under operating leases are recognized over the term of the lease using the straight-line method in accordance with accounting principles generally accepted in the United States. Assets obtained under capital leases have been capitalized, and the related lease payments that are due over the term of the lease have been recorded as a liability. The assets are being depreciated using methods described previously in Note 1.

Note 2—Capital Contributions

        As of December 31, 2012, OHCP Security Networks Holdings, LLC had made capital contributions totaling $56,026,625. During 2012, an additional capital contribution of $660,832 was made. No distributions were made to OHCP Security Networks Holdings, LLC during the year ended December 31, 2012. All capital contributions have been received.

Note 3—Notes Payable

        On November 5, 2010, the Company entered into a $10,000,000 subordinated note with Bank of New York Mellon-Alcentra Mezzanine Partners and a $10,000,000 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The first note matures on November 5, 2017 and the second on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 12% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 2% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

        On September 6, 2012, the Company entered into a $2,046,571 subordinated note and a $714,286 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $96,286 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The Company entered into a $1,142,857 subordinated note with United Insurance Company of America. On October 29, 2012, the Company entered into a $5,116,428 subordinated note and a $1,785,714 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $240,714 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP and a $2,857,143 subordinated note with United Insurance Company of America. These notes mature on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 11.00% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 1.75% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding. As of December 31, 2012, total principal of $34,947,486 was outstanding.

        As of December 31, 2012, $3,334,486 of interest was incurred and $348,451 remains payable on the total amounts outstanding.

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 3—Notes Payable (Continued)

        Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,800,000
Maximum Creation Multiple	41.80
Maximum Total Leverage Ratio	33.00:1.00
Maximum Senior Leverage Ratio	27.50:1.00
Maximum Attrition Rate	15.40%
Minimum Consolidated Liquidity	$900,000

        The Company is in compliance with all covenants as of December 31, 2012.

        On November 5, 2010, the Company entered into a $120,000,000 multi-term loan and a $30,000,000 revolving commitment with Goldman Sachs Specialty Lending Group, LP and Barclays Private Credit Partners, LLC (the Lenders). As of April 17, 2012, the Company extended the total revolver up to $250,000,000, which is made up of a total $220,000,000 on the multi-term loan and $30,000,000 for the revolving commitment. Under the terms of these agreements, funds borrowed under these facilities will accrue interest at a rate equal to LIBOR with floor at 1.5% plus the applicable margin as defined in the agreements. The agreement is secured by a first priority lien on substantially all of its assets, including a pledge of all of the capital stock of each of its domestic subsidiaries and 65% of all of the capital stock of its foreign subsidiaries. This agreement will mature on November 5, 2016. As of December 31, 2012, total principal of $173,189,168 was outstanding.

        Interest is paid monthly in arrears. As of December 31, 2012, $11,049,485 of interest was incurred and $690,406 remains payable on the total amounts outstanding.

        Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,500,000
Maximum Creation Multiple	38.00
Maximum Total Leverage Ratio	30.00:1.00
Maximum Senior Leverage Ratio	25.00:1.00
Maximum Attrition Rate	14.00%
Minimum Consolidated Liquidity	$1,000,000

        The Company is in compliance with all covenants as of December 31, 2012.

        Estimated maturities of notes payable are as follows:

2013	$—
2014	—
2015	—
2016	173,189,168
2017	10,832,458
Thereafter	24,115,028

$208,136,654

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 4—Acquired/Originated Contracts, Net

        The following is an analysis of the changes in acquired/originated customer contracts for the year ended December 31, 2012:

Balance, beginning of the period	$138,855,093
Origination of customer accounts from affiliates	91,202,467
Amortization of customer accounts	(24,469,772)

Balance, end of the period	$205,587,788

Note 5—Commitments, Contingencies, and Related Party Transactions

Steven M. Ellman vs. Security Networks, LLC

        During the year ended December 31, 2011, the Company was involved with litigation surrounding the violation of the Telephonic Consumer Protection Act.

        As of December 31, 2011, no settlement had been reached; however, management had estimated costs associated with the lawsuit would be $900,000.

        This amount included estimated plaintiff legal fees, the Company's cost of defense, class action administration and claims.

        Based on facts that were discovered during 2012, the case was dismissed on July 26, 2012. Since the case was dismissed, the Company only incurred $63,306 of the $900,000 expected legal costs. The remaining accrual from the prior year was reversed.

ADT, LLC vs. Security Networks, LLC

        During the year ended December 31, 2012, the Company was involved with litigation alleging that affiliates had violated federal and state law by making deceptive sales statements to certain ADT customers. The likelihood of an unfavorable outcome or an amount of potential loss is not currently estimable.

Legal Proceedings

        The Company experiences routine litigation in the normal conduct of its business. The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

Lease Obligations

        On January 1, 2005, the Company entered into a master lease agreement with Enterprise Fleet Services under which various vehicles have been leased. These leases qualify for treatment as capital leases; therefore, the assets have been capitalized and are included in fixed assets on the balance sheet. The associated liability for the vehicles leased to date is $2,553 at December 31, 2012.

        The Company leases its corporate headquarters from a corporation owned by a member of the Company. The current lease commenced in June 2010 and expired on May 31, 2011. Management

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 5—Commitments, Contingencies, and Related Party Transactions (Continued)

exercised the option to extend this lease for an additional 2 years through May 31, 2013. The annual rent is $274,817.

        The Company also leases space in Kissimmee, Florida. The Kissimmee space is leased under two separate leases that expired on April 30, 2011 and May 31, 2011. Management exercised the option to extend these leases for an additional 3 years through April 30, 2014. The total annual rents under these leases are $124,490.

        In November 2010, the Company signed an additional lease agreement for office space near its corporate headquarters. The lease commenced on January 1, 2011 and expires on December 31, 2015. The annual rent for the year 2012 is $240,631.

        The Company has signed leases with Enterprise for various vehicles. The leases commenced at various dates with the final lease schedule to expire in 2015. The annual lease for the year 2012 is $269,399.

        The Company has signed a lease with Toshiba for various copiers. The leases commenced at various dates with the final lease schedule to expire in 2016. The annual lease for the year 2012 is $31,056.

        At December 31, 2012, future minimum lease payments under operating leases and capital leases are as follows:

	Operating Leases			Capital Lease
	Rent	Vehicle	Copier	Vehicle
2013	$508,253	$377,111	$31,056	$2,573
2014	326,576	305,132	31,056	—
2015	302,300	109,575	12,255	—
2016	—	—	4,990	—
2017	—	—	—	—
Thereafter	—	—	—	—

	$1,137,129	$791,818	$79,357	$2,573

Less interest				(20)

Capital lease obligations reflected as current ($2,553) and non-current ($—) liabilities				$2,553

Note 6—Concentration of Risk

        The Company's cash accounts are maintained in a chartered banking institution and are insured by the Federal Deposit Insurance Corporation. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. Management believes that no significant concentration of credit risk exists with respect to these cash balances as of December 31, 2012.

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 7—Contingent Considerations

        The Company was sold on November 5, 2010 and as part of the purchase and sales agreement, the Company agreed to pay out contingent consideration based on the future performance of operations. During the year ended December 31, 2011, contingent consideration fair value was determined to be $8,281,286. As of September 30, 2012, the contingent consideration earn out was calculated at the maximum $10,000,000 and paid in full on October 30, 2012, of which $8,281,286 was recognized as contingent consideration expense in 2011 and the remaining $981,631 was recognized in 2012.

Note 8—Stock-Based Compensation

        In November 2010, the parent company's board of directors approved the 2010 OHCP Ultimate Security Holdings LLC Stock Option Plan (the Plan) for the grant of stock awards, including Class A common membership interests, to certain employees or entities, as defined in the Plan. This definition includes employees of subsidiary companies, including Security Networks, LLC.

        Stock awards are granted at prices which approximate the fair value of the awards at the date of grant. Individual grants vest ratably over a period of 4.5 years from the date of grant. The contractual term of the options is 6 years from the date of grant.

        Under the stock-based compensation plan offered by OHCP Ultimate Security Holdings, LLC (OHCP Ultimate), the board of directors of OHCP Ultimate may grant options to employees or entities that are providing, or have agreed to provide, services to the Company. The fair value of the options on each of the grant dates is calculated using the Black-Scholes option-pricing model. The options are amortized using the straight-line method of the calculated values as compensation cost over the requisite service period of the entire award.

        The calculated value of each option granted has been determined as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

	November 2010	March 2012	October 2012
Fair value of common stock	$1.00	$1.43	$1.71
Expected dividend yield	0%	0%	0%
Expected volatility	34.79%	39.12%	36.74%
Risk-free interest rate	1.10%	1.13%	0.62%
Expected term of options	4.5 years	4.5 years	6 years

        For the year ended December 31, 2012, the expected term of options was determined using the "simplified method," as historical data is not sufficient or reliable for purposes of estimating the expected term of new grants. The dividend yield is factored at zero because OHCP Ultimate does not expect to declare dividends in the future. The interest rate was determined using the appropriate U.S. Treasury note rates as of the date of grant. The expected volatility is based on an analysis of certain public company peers OHCP Ultimate believes reflects either its nature of operations or other economic characteristics, as there is limited historical information on OHCP Ultimate's stock prices.

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

December 31, 2012

Note 8—Stock-Based Compensation (Continued)

        The weighted-average grant-date fair value of options granted during the year ended December 31, 2012 was $0.57. There were no exercises or settlements of options during the year ended December 31, 2012.

	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractural Term (in Years)
Outstanding as of December 31, 2011	5,943,372	$1.00
Granted	815,000	1.61
Cancelled	—	—

Oustanding as of December 31, 2012	6,758,372	$1.07	4.93

Exercisable at December 31, 2011	1,188,674	$1.00	4.85

Exercisable at December 31, 2012	2,377,349	$1.00	3.85

        The fair value of common stock was established by management as of November 2010, March 2012, and October 2012. The fair values were determined by the parent company's management using an established purchase multiple to determine the Company's market value, which is determined to be the recurring monthly revenue (RMR) multiplied by the multiple. Additionally, management compared the calculated fair value of common stock and multiple to comparable publicly traded companies. Management believes that this method is a reasonable approach to estimating the per share value on the respective grant dates.

        Total stock-based compensation recognized for stock options in the accompanying consolidated statement of operations for the year ended December 31, 2012 was $388,362. Total stock-based compensation recognized as of December 31, 2011 and recognized in the consolidated statement of member's equity was $421,074.

        During October 2012, 515,000 shares were issued that vest only upon a change in control and the total unrecognized stock-based compensation related to these options is $318,539. These options have a term of 6 years. As of December 31, 2012, $3,247,513 (which excludes the fair value of stock-based options that vest upon a change in control) of total unrecognized compensation cost related to non-vested stock option agreements was granted under the Plan. Those costs are expected to be recognized over a weighted-average period of 5 years.

Note 9—Subsequent Events

        Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through June 27, 2013 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

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  Exhibit 99.2
Security Networks, LLC and Subsidiaries Consolidated Balance Sheet December 31, 2012
Security Networks, LLC and Subsidiaries Consolidated Statement of Operations Year ended December 31, 2012
Security Networks, LLC and Subsidiaries Consolidated Statement of Member's Equity Year ended December 31, 2012
Security Networks, LLC and Subsidiaries Consolidated Statement of Cash Flows Year ended December 31, 2012
Security Networks, LLC and Subsidiaries Notes to Consolidated Financial Statements December 31, 2012